Exhibit 10.25

Private and Confidential

July 27, 2021

To: Mark Sabag

Teva Global ID: 31507

Dear Mark,

Congratulations on your appointment as Executive Vice President, International Markets Commercial.

Effective Date: August 15, 2021

Your compensation will remain the same as prior to your appointment and the terms shall be as determined in your current employment agreement.

We strongly believe in the company and in your contribution to its success. We look forward to your continued commitment towards Teva’s short and long-term strategic goals.

Sincerely,

Kåre Schultz

President and Chief Executive Officer

Teva Pharmaceutical Industries Ltd.

124 Dvora HaNevi’a St., Tel Aviv 6944020 Israel | www.tevapharm.com